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                                                                      Exhibit 11






                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 20 to the Registration Statement (Form N-1A)(No. 33-25716) of The Chapman Funds, Inc. of our report dated December 4, 1998, included in the 1998 Annual Report to shareholders of the DEM Equity Fund.



                                                       ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 28, 1998